Exhibit 99.1

W&T OFFSHORE ANNOUNCES CLOSING OF $350 MILLION SENIOR SECOND LIEN NOTES OFFERING AND ADDITIONAL STRENGTHENING OF BALANCE SHEET

HOUSTON, January 29, 2025 (GLOBE NEWSWIRE) — W&T Offshore, Inc. (NYSE: WTI) (“W&T Offshore” or the “Company”) today announced the closing, on January 28, 2025, of its previously announced offering of $350 million in aggregate principal amount of 10.750% Senior Second Lien Notes due 2029 (the “Notes”) at par in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and receipt of proceeds from a previously-announced insurance settlement. In conjunction with the issuance of the Notes, the Company entered into a credit agreement with certain lenders and other parties which provides the Company a revolving credit facility of $50 million.

●	Closed $350 million of Notes;

o	Lowered the interest rate from the previous 11.750% Senior Second Lien Notes due 2026 (the “2026 Senior Second Lien Notes”) by one hundred basis points;

o	Repaid $114.2 million outstanding under the term loan provided by Munich Re Risk Financing, Inc., as lender (the “MRE Term Loan”);

●	Entered into a new credit agreement for a $50 million revolving credit facility through July 2028 that is undrawn and replaces the previous credit facility provided by Calculus Lending, LLC; and

●	Received in cash $58.2 million of the previously announced $58.5 million insurance settlement related to the Mobile Bay 78-1 well, with the remainder expected shortly, which further bolsters W&T’s balance sheet.

Tracy W. Krohn, Chairman and Chief Executive Officer, commented, “We have begun 2025 with several positive events that improve W&T’s financial position. Over the past month, we have strengthened the balance sheet by closing the new senior second lien notes offering, entering into a new revolving credit facility and collecting our insurance settlement. I would like to thank our banks for running such a smooth process. The new senior second lien notes, which received improved credit ratings from S&P and Moody’s, had a broad distribution. This included international investors and was significantly oversubscribed, further demonstrating the investment community’s confidence in W&T’s underlying asset base. We are likewise pleased to now have access to the bank revolver market again. With pathways in place to bring additional fields back online and our successful actions to enhance our balance sheet, we are well-positioned for success moving forward.”

The Company has used a portion of the proceeds from the Notes offering, along with cash on hand to, (i) purchase for cash pursuant to a tender offer, such of the Company’s outstanding 2026 Senior Second Lien Notes that were validly tendered pursuant to the terms thereof (the “Tender Offer”), (ii) repay outstanding amounts under the MRE Term Loan, (iii) fund the full redemption amount for an August 1, 2025 redemption of the remaining 2026 Senior Second Lien Notes not validly tendered and accepted for purchase in the Tender Offer and (iv) pay premiums, fees and expenses related to the offering of Notes, the Tender Offer, the redemption of the remaining 2026 Senior Second Lien Notes, the satisfaction and discharge of the indenture governing the 2026 Senior Second Lien Notes and the repayment of the MRE Term Loan. On the closing date of the offering of the Notes, the Company completed all actions necessary to satisfy and discharge the indenture governing the 2026 Senior Second Lien Notes.

On January 28, 2025, in conjunction with the issuance of the Notes, the Company entered into a credit agreement (the “Credit Agreement”), by and among the Company, as borrower, Texas Capital Bank, as Administrative Agent, lender and L/C Issuer, TCBI Securities, Inc., doing business as Texas Capital Securities, as Lead Arranger and Bookrunner, the other lenders named therein and other parties thereto which provides the Company a revolving credit and letter of credit facility (the “Credit Facility”), with initial lending commitments of $50 million with a letter of credit sublimit of $10 million. The Credit Facility matures on July 28, 2028.

The Credit Facility is guaranteed by each of the Company’s wholly owned direct and indirect subsidiaries (the “Guarantors”) and is secured by a first-priority lien on substantially all of the natural gas and oil properties and personal property assets of the Company and the Guarantors, other than the Company’s membership interest in its Unrestricted Subsidiaries (as defined in the Credit Agreement) and minority ownership in certain joint venture entities. Certain future-formed or acquired majority-owned domestic subsidiaries of the Company may also be required to guarantee the Credit Facility and grant a security interest in substantially all of their natural gas and oil properties and personal property assets to secure the obligations under the Credit Facility.

This press release is being issued for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell the 2026 Senior Second Lien Notes, and it does not constitute a notice of redemption of the 2026 Senior Second Lien Notes.

The Notes and the related guarantees have not been and will not be registered under the Securities Act or any other securities laws, and the Notes and the related guarantees may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The Notes and the related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in the United States under Rule 144A and to non-U.S. investors outside the United States pursuant to Regulation S.

This press release is being issued for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a sale of the Notes, the related guarantees, or any other securities, nor does it constitute an offer to sell, a solicitation of an offer to buy or a sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

ABOUT W&T OFFSHORE

W&T Offshore, Inc. is an independent oil and natural gas producer with operations offshore in the Gulf of Mexico and has grown through acquisitions, exploration and development. As of September 30, 2024, the Company had working interests in 53 fields in federal and state waters (which include 46 fields in federal waters and 7 in state waters). The Company has under lease approximately 673,100 gross acres (515,400 net acres) spanning across the outer continental shelf off the coasts of Louisiana, Texas, Mississippi and Alabama, with approximately 514,000 gross acres on the conventional shelf, approximately 153,500 gross acres in the deepwater and 5,600 gross acres in Alabama state waters. A majority of the Company’s daily production is derived from wells it operates.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding the Company’s financial position, operating and financial performance, and potential to return fields back to production are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes, although not all forward-looking statements contain such identifying words. Items contemplating or making assumptions about actual or potential future production and sales, prices, market size, and trends or operating results also constitute such forward-looking statements.

These forward-looking statements are based on the Company’s current expectations and assumptions about future events and speak only as of the date of this release. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, as results actually achieved may differ materially from expected results described in these statements. The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, unless required by law.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, the regulatory environment, including availability or timing of, and conditions imposed on, obtaining and/or maintaining permits and approvals, including those necessary for drilling and/or development projects; the impact of current, pending and/or future laws and regulations, and of legislative and regulatory changes and other government activities, including those related to permitting, drilling, completion, well stimulation, operation, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of the Company’s products; inflation levels; global economic trends, geopolitical risks and general economic and industry conditions, such as the global supply chain disruptions and the government interventions into the financial markets and economy in response to inflation levels and world health events; volatility of oil, NGL and natural gas prices; the global energy future, including the factors and trends that are expected to shape it, such as concerns about climate change and other air quality issues, the transition to a low-emission economy and the expected role of different energy sources; supply of and demand for oil, natural gas and NGLs, including due to the actions of foreign producers, importantly including OPEC and other major oil producing companies (“OPEC+”) and change in OPEC+’s production levels; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver the Company’s oil and natural gas and other processing and transportation considerations; inability to generate sufficient cash flow from operations or to obtain adequate financing to fund capital expenditures, meet the Company’s working capital requirements or fund planned investments; price fluctuations and availability of natural gas and electricity; the Company’s ability to use derivative instruments to manage commodity price risk; the Company’s ability to meet the Company’s planned drilling schedule, including due to the Company’s ability to obtain permits on a timely basis or at all, and to successfully drill wells that produce oil and natural gas in commercially viable quantities; uncertainties associated with estimating proved reserves and related future cash flows; the Company’s ability to replace the Company’s reserves through exploration and development activities; drilling and production results, lower–than–expected production, reserves or resources from development projects or higher–than–expected decline rates; the Company’s ability to obtain timely and available drilling and completion equipment and crew availability and access to necessary resources for drilling, completing and operating wells; changes in tax laws; effects of competition; uncertainties and liabilities associated with acquired and divested assets; the Company’s ability to make acquisitions and successfully integrate any acquired businesses; asset impairments from commodity price declines; large or multiple customer defaults on contractual obligations, including defaults resulting from actual or potential insolvencies; geographical concentration of the Company’s operations; the creditworthiness and performance of the Company’s counterparties with respect to its hedges; impact of derivatives legislation affecting the Company’s ability to hedge; failure of risk management and ineffectiveness of internal controls; catastrophic events, including tropical storms, hurricanes, earthquakes, pandemics and other world health events; environmental risks and liabilities under U.S. federal, state, tribal and local laws and regulations (including remedial actions); potential liability resulting from pending or future litigation; the Company’s ability to recruit and/or retain key members of the Company’s senior management and key technical employees; information technology failures or cyberattacks; and governmental actions and political conditions, as well as the actions by other third parties that are beyond the Company’s control, and other factors discussed in W&T Offshore’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q found at www.sec.gov or at the Company’s website at www.wtoffshore.com under the Investor Relations section.

CONTACT:

Al Petrie
Investor Relations Coordinator
investorrelations@wtoffshore.com
713-297-8024

Sameer Parasnis
Executive Vice President and Chief Financial Officer
sparasnis@wtoffshore.com
713-513-8654

Source: W&T Offshore, Inc.

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